UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

                                                                                           CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2018

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement

On May 7, 2018, Artesian Wastewater Management, Inc. (the "Company"), a subsidiary of Artesian Resources Corporation, entered into an interest rate lock agreement (the "Agreement") with CoBank, ACB ("CoBank").  The Company is seeking to finance a $12 million principal amount First Mortgage Bond (the "Bond").  The Agreement allows for a maturity period of 20 years and a fixed interest rate of 5.12% per annum ("Fixed Rate") for the Bond.  The Agreement is effective through December 28, 2018 (the "Settlement Date").  Pursuant to the Agreement, the Bond will be subject to redemption quarterly, based on mortgage style amortization, beginning March 30, 2019 and payable on the 30th day of June, September, December and March each year.  In addition, interest on the outstanding principal balance will be payable quarterly on the 30th day of March, June, September and December each year.  Closing on the debt financing is subject to approval by the Delaware Public Service Commission.

Also pursuant to the Agreement, the Company agrees to pay to CoBank, on demand, a broken funding charge if the Company does not, for any reason whatsoever, borrow the entire $12 million principal amount on or before the Settlement Date.  The broken funding charge shall be in an amount equal to the present value of the sum of all losses and expenses incurred by CoBank in retiring, liquidating, or reallocating any debt, obligation, or cost incurred or allocated by CoBank to fund or hedge the Fixed Rate.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Forward Looking Statement

The statements in this Current Report on Form 8-K regarding the nature of the Company's First Mortgage Bond financing are forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could impact our ability to refinance our debt as it comes due, our ability to adjust our debt level, interest rate, maturity schedule and structure, or cause our financing terms to differ materially from those projected, including without limitation, certain factors disclosed under Item 1A, "Risk factors" in our Annual Report on Form 10-K for the year ended December 31, 2017. The forward-looking statements are based on our beliefs as of the date on which the statements were made and we undertake no obligation to update the forward-looking statements except as required by law.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Interest Rate Lock Agreement, dated as of May 7, 2018, by and between Artesian Wastewater Management, Inc. and CoBank, ACB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: May 10, 2018	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer